Exhibit 99

TITAN WHEEL CORPORATION OF ILLINOIS ISSUES WINTER BONUS TO EMPLOYEES

QUINCY, Ill. - December 19, 2005 - Titan Wheel Corporation of Illinois, a subsidiary of Titan International, Inc. (NYSE: TWI), today issued a winter bonus to its employees. An average bonus of $1,000 was distributed to each employee, including $200 in Sacajawea golden dollars.
“Every year our employees work hard. With their dedication and strong work ethic, Titan has become a leader in our business,” said Maurice Taylor Jr., Titan chairman and CEO. “The workers and their families deserve special thanks.”
Titan International, Inc., a holding company, owns subsidiaries that supply wheels, tires and assemblies for off-highway equipment used in agricultural, earthmoving/construction and consumer (including all terrain vehicles and trailers) applications.

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